UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): June 26, 2006
INTERPHASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Texas
(State or Other Jurisdiction of Incorporation)

0-13071	75-1549797
(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas (Address of Principal Executive Offices)	75093 (Zip Code)
(214) 654-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 8.01 Other Events.
On June 26, 2006, Interphase Corporation issued a press release announcing that six executive officers of the Company have established Rule 10b5-1 trading plans. Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time under prearranged written plans that are established at a time when they are not in possession of material non-public information. Such programs provide for regular selling of a predetermined, fixed number of Company shares subject to the market price of the shares exceeding the threshold set forth in the respective plan, in order to gradually diversify the individual’s investment portfolio, minimize the market effect of share sales by spreading them out over an extended period of time and avoid concerns about initiating transactions while in possession of material non-public information. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
     Exhibit 99.1 — Press Release Dated June 26, 2006.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation
	By:	/s/ Thomas N. Tipton Jr.
Date: June 26, 2006		Title: Chief Financial Officer,
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit 99.1	Press Release dated June 26, 2006 (filed herewith)